Exhibit 10.5

Execution Copy

Intercreditor Agreement

This Intercreditor Agreement is made and entered into between Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), and Faunus Group International, Inc., a Delaware corporation (“FGI”), and is acknowledged and consented to by CORGENIX MEDICAL CORPORATION, a Nevada corporation, and CORGENIX, INC., a Delaware corporation (collectively, and jointly and severally, “US Client”) and CORGENIX UK LTD. (“UK Client”).

RECITALS

1.                                       Summit is currently providing certain financing to US Client (the “Summit Financing”) and has been granted a security interest in all personal property assets of US Client.

2.                                       FGI is entering into a financing arrangement with UK Client (the “FGI Financing”).  In connection with the FGI Financing, FGI will be granted a security interest in all personal property assets of UK Client and US Client.

3.                                       Summit and FGI desire to enter into this Intercreditor Agreement in order to (i) agree to and confirm the relative rights and payment of their respective indebtedness and (ii) agree to certain other rights, priorities, and interests.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Summit and FGI hereby agree as follows:

1.                                       Definitions.  Terms used in the singular shall have the same meaning when used in the plural and vice versa.  In addition to the terms defined above, as used herein, the term:

a.                                       “Default Rights and Remedies” means any and all rights and remedies granted in, arising from, or relating to any agreement, instrument, or document and any and all rights and remedies now or hereafter existing by statute, at law, or in equity, which may be exercised only upon the occurrence of a breach or event of default.

b.                                      “Encumbrance” means any and all security interests, liens, mortgages, deeds of trust, assignments, and any other right, title or interest in, to, or on any property of US Client, and/or UK Client and/or any guarantor (whether obtained by agreement or by judicial process), including real property, personal property, intellectual property, and intangible property.

c.                                       “FGI Collateral” means any and all property of UK Client securing the FGI Financing, wherever located, now owned or hereafter acquired, presently existing or created in the future, including personal property, intellectual property, and intangible property.

d.                                      “Summit Collateral” means any and all property of US Client securing the Summit Financing, wherever located, now owned or hereafter acquired, presently existing or created in the future, including personal property, intellectual property, and intangible property.

2.                                       Consent to Loans.  Summit hereby consents to US Client and UK Client granting to FGI a security interest in all of US Client’s and UK Client’s personal property assets and to entering into the agreements evidencing the FGI Financing.  Summit waives any provision in any agreement between Summit and US Client and/or UK Client, if any, which prohibits, restricts, or limits the right of US Client and/or UK Client to grant to FGI a security interest in all of US Client’s and UK Client’s personal property assets and to enter into the agreements evidencing the FGI Financing.

3.                                       Priority of Encumbrances.  Irrespective of the time, order, manner, or method of creation, attachment or perfection of the Encumbrances granted to Summit or FGI, the time, place or manner of the filing of their respective financing statements or other method of perfection, the time, place or manner of recording of any instrument, whether Summit or FGI or any bailee or agent thereof holds possession of any or all of the property or assets of UK Client and US Client, the dating, execution or delivery of any agreement, documents or instrument granting Summit or FGI the Encumbrance, the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interest or other Encumbrance, and any provision of the Uniform Commercial Code or any other applicable statute or common law to the contrary:

a.                                       Any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created, shall have priority over any and all Encumbrances in favor of FGI in or on any Summit Collateral, now existing or hereafter created.  FGI hereby subordinates any and all Encumbrances in favor of FGI in or on any Summit Collateral, now existing or hereafter created, to any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created.  In the event that FGI shall knowingly receive any proceeds of the Summit Collateral or possession of any Summit Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of Summit and shall immediately deliver the same to Summit (together with any endorsement or assignment, as the case may be, where reasonably necessary).

b.                                      Summit hereby agrees and acknowledges that it shall not at any time obtain any Encumbrance in favor of Summit in or on any FGI Collateral.  In the event that Summit shall knowingly receive any proceeds of the FGI Collateral or possession of any FGI Collateral, it shall receive and hold the same in trust, as trustee, for the benefit of FGI and shall immediately deliver the same to FGI (together with any endorsement or assignment, as the case may be, where reasonably necessary).

4.                                       Exercise of Default Rights and Remedies.

a.                                       FGI agrees that it will not exercise any Default Rights and Remedies against US Client under the FGI Financing, including any Default Rights and Remedies against any of the Summit Collateral, so long as any amount is outstanding and unpaid on the Summit Financing, without the prior written consent of Summit.  The foregoing shall not limit or otherwise restrict FGI from exercising any Default Rights and Remedies under the FGI Financing against UK Client, the FGI Collateral or against any collateral other than the Summit Collateral that secures the obligations owing under or otherwise related to the FGI Financing.

b.                                      Summit agrees that it will not exercise any Default Rights and Remedies against UK Client or any of the FGI Collateral.  The foregoing shall not limit or otherwise restrict Summit from exercising any Default Rights and Remedies under the Summit Financing against US Client, the Summit Collateral or against any collateral other than the FGI Collateral that secures the obligations owing under or otherwise related to the Summit Financing.

5.                                       No Waiver of Other Rights.  This Intercreditor Agreement is intended solely for the purpose of defining the relative rights of Summit and FGI and nothing contained herein is intended to nor shall impair the obligations of either US Client or UK Client, any guarantor, or any other obligors, to pay Summit or FGI, as the case may be, the principal and interest on the Summit Financing and the FGI Financing as and when the same shall become due and payable in accordance with their terms, subject to the rights created by this Intercreditor Agreement.

6.                                       Nonavoidability and Perfection.  The subordinations and priorities provided herein are applicable regardless of whether the Encumbrance to which another Encumbrance is subordinated is perfected or is voidable for any reason.  FGI acknowledges that Summit may not initially perfect its security interest in titled motor vehicles and may not do so in the future.

7.                                       Non-Reliance, No Duty to Notify.  Summit and FGI each expressly acknowledge that, except as expressly provided in this Intercreditor Agreement, neither they nor any of their officers, directors, partners, employees, representatives, agents, attorneys or affiliates, has made any representations or warranties to each other and that no act by Summit or FGI hereafter taken, including any review of the affairs of US Client and UK Client, shall be deemed to constitute any representation or warranty by Summit or FGI.  Summit and FGI each represent that they have, independently and without reliance upon the other and based on such documents and information as each has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of US Client and UK Client and made its own decision to enter into this Intercreditor Agreement.  Summit and FGI each also represent that it will, independently and without reliance upon the other and based on the documents and information as each shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Intercreditor Agreement, and in regard to the Summit Financing and the FGI Financing, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of US Client and UK Client.  Neither Summit nor FGI shall have any duty or responsibility to provide the other with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of US Client or UK Client that may come into their possession.

Neither Summit nor FGI shall have any duty or obligation to notify the other of any event of default or breach on the Summit Financing or the FGI Financing nor of any material adverse change affecting the Summit Financing, the FGI Financing, US Client, UK Client, any guarantor, or any other obligor.  Summit and FGI will attempt to notify each other of the occurrence of an event of default under the Summit Financing or FGI Financing but failure to do so shall not constitute a breach or default under this Intercreditor Agreement and no liability shall result from failure to provide such notice.

8.                                       Notices.  All notices hereunder shall be in writing and shall be sent via nationally recognized overnight courier.  Notices so sent shall be deemed received upon delivery to the mailing address stated herein or to such other address as Summit or FGI may from time to time specify in writing.  Any notice so addressed and otherwise delivered shall be deemed given when actually received by the addressee.

Mailing Addresses:

Summit:

Summit Financial Resources, L.P.

2455 East Parley’s Way, Suite 200

Salt Lake City, Utah 84109

Attention: Senior Portfolio Manager

FGI:

Faunus Group International, Inc.

80 Broad Street

22nd Floor

New York, New York 10004

Attention:

9.                                       Indemnification.  US Client and UK Client shall jointly and severally indemnify Summit and FGI for any and all claims and liabilities, and for damages which may be awarded against or incurred by Summit and/or FGI, and for all reasonable attorneys’ fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Summit and/or FGI of this Intercreditor Agreement or any of the agreements, documents, obligations, or transactions contemplated by this Intercreditor Agreement.

Summit and FGI shall have the sole and complete control of the defense of any such claim involving Summit and FGI respectively.  Summit and FGI are hereby authorized to settle or otherwise compromise any such claims as Summit or FGI in good faith determines shall be in its best interests.

10.                                 Binding Effect.  This Intercreditor Agreement shall apply to and govern all renewals, amendments, restatements, and replacements of any and all agreements, instruments, and documents evidencing or relating to the Summit Financing and the FGI Financing, including any which increase the amount of the financing or loan, increase the interest rate thereon, and/or extend or modify the payment terms.  In addition, this Intercreditor Agreement is binding upon and inures to the benefit of the successors and assigns of all parties hereto.

11.                                 No Agency or Joint Venture.  Nothing in this Intercreditor Agreement shall be construed to create any agency relationship between Summit and FGI.  Neither Summit nor FGI shall have any authority to act for or bind the other.  Nothing in this Intercreditor Agreement shall be construed to create any joint venture, partnership, or fiduciary relationship between Summit and FGI.

12.                                 Attorney’s Fees in the Event of Default.  Upon the occurrence of an event of default or breach hereunder, the non-defaulting party shall be entitled to recover reasonable, actual out-of-pocket attorneys fees and legal expenses incurred as a result of such default or breach and in exercising any rights and remedies.

13.                                 Jury Waiver.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS INTERCREDITOR AGREEMENT.

14.                                 Severability of Invalid Provisions.  Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.                                 Warranty of Signing Representative.  The representative signing this Intercreditor Agreement on behalf of Summit and FGI each represents and warrants that he or she has been duly authorized to execute and deliver this Intercreditor Agreement and that upon execution and delivery hereof by all parties hereto, this Intercreditor Agreement will be binding and enforceable in accordance with its terms against such party for whom such representative has signed.

16.                                 Duplicate Originals.  Two or more duplicate originals of this Intercreditor Agreement may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same agreement.

17.                                 Integrated Agreement and Subsequent Amendment.  This Intercreditor Agreement constitutes the entire agreement between Summit and FGI and may not be altered or amended except by written agreement signed by Summit and FGI.  All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are rescinded.

[Remainder of Page Intentionally Left Blank]

Dated:  March       , 2010.

SUMMIT FINANCIAL RESOURCES, L.P.

By:
Name:
Title:

FAUNUS GROUP INTERNATIONAL, INC.

By:
Name:
Title:

Consented and agreed to as of March       , 2010:

CORGENIX MEDICAL CORPORATION

By:
Name:
Title:

CORGENIX, INC.	CORGENIX UK LTD.

By:	By:
Name:	Name:
Title:	Title: